EXHIBIT 17

                               VOTING INSTRUCTIONS

                            OHIO NATIONAL FUND, INC.
                            _____________ (PORTFOLIO)

I (we) acknowledge receipt of a copy of the Notice of Special Meeting of Shareholders, Prospectus/Proxy Statement and the various accompanying materials, as referenced in the Prospectus/Proxy Statement relating to the proposed reorganization of _____________________________________ Portfolio (the "Ohio
National Portfolio"), a series of Ohio National Fund, Inc. ("Ohio National"), with and into the _________________________________ Portfolio (the "FAIP
Portfolio") of First American Insurance Portfolios, Inc. ("FAIP"). I (we) instruct The Ohio National Life Insurance Company ("Ohio National Life") to vote the shares of Ohio National Portfolio attributable to my (our) variable contract at the Special Meeting of Shareholders to be held on December 27, 2001 (and at any adjournments of that meeting) as specified below, and in accordance with their best judgment on any other business that may properly come before the meeting. These Instructions relate to a solicitation by Ohio National's Board of Directors.

         To approve an Agreement and Plan of Reorganization (the "Plan") between Ohio National and FAIP, attached to the Prospectus/Proxy Statement for the Special Meeting, which provides for and contemplates (a) the transfer of substantially all of the assets and the identified and stated liabilities of the Ohio National Portfolio in exchange of Class IB Shares of the FAIP Portfolio of equal value, and (b) the proportionate distribution of the FAIP Portfolio shares to the shareholders of the Ohio National Portfolio in liquidation of the Ohio National Portfolio.

         [   ]  For              [   ]  Against                [   ]  Abstain


Dated:  __________, 2001           _____________________________________________
                                           Signature of Contract Owner(s)

Please sign your name as it appears on the back of this form. If signing for an estate, trust or corporation, state your title or capacity. If joint owners, each should sign. Please return these voting instructions in the envelope provided.

                            OHIO NATIONAL FUND, INC.
                           ______________ (PORTFOLIO)

                           PARTICIPANT'S INSTRUCTIONS
                        TO PLAN TRUSTEE OR ADMINISTRATOR

I (we) acknowledge receipt of a copy of the Notice of Special Meeting of Shareholders, Prospectus/Proxy Statement and the various accompanying materials, as referenced in the Prospectus/Proxy Statement relating to the proposed reorganization of ____________________ Portfolio (the "Ohio National Portfolio"), a series of Ohio National Fund, Inc. ("Ohio National"), with and into the _______________________________ Portfolio (the "FAIP Portfolio") of
First American Insurance Portfolios, Inc. ("FAIP"). I request that you vote the shares of the Ohio National Portfolio attributable to my interest in the variable contract at the Special Meeting of Shareholders to be held on December 27, 2001, as specified below. These instructions relate to a solicitation by Ohio National's Board of Directors.

         To approve an Agreement and Plan of Reorganization (the "Plan") between Ohio National and FAIP, attached to the Prospectus/Proxy Statement for the Special Meeting, which provides for and contemplates (a) the transfer of substantially all of the assets and the identified and stated liabilities of the Ohio National Portfolio in exchange of Class IB Shares of the FAIP Portfolio of equal value, and (b) the proportionate distribution of the FAIP Portfolio shares to the shareholders of the Ohio National Portfolio in liquidation of the Ohio National Portfolio.


         [   ]  For              [   ]  Against                [   ]  Abstain


Dated:  __________, 2001           _____________________________________________
                                           Signature of Participant